SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)
July 28, 2004

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (a)  Financial Statements: None

      (b)   Exhibits:

                 99   Press Release Announcing: Robert C. Penoyer’s Retirement

Item 12. Press Releases

        The Board of Directors of CNB Financial Corporation and County National Bank announce the retirement of Board Director, Robert C. Penoyer, effective August 7, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

         CNB Financial Corporation

Date: July 28, 2004	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit 99

NEWS RELEASE

         Contact: Leanne Kassab
                           Marketing Dept.
                     814-765-9621

                  FOR IMMEDIATE RELEASE

ROBERT C. PENOYER TO RETIRE FROM CNB FINANCIAL CORPORATION AFTER OVER 21 YEARS OF SERVICE

CLEARFIELD, PENNSYLVANIA — July, 2004

The Board of Directors of CNB Financial Corporation and County National Bank announce the retirement of Board Director, Robert C. Penoyer, effective August 7, 2004, following over 21 years of distinguished service to the organization.

As President of Penoyer Contracting Co., Inc., Mr. Penoyer was elected to serve on the Board of Directors for CNB Financial Corporation in February of 1983. In this capacity, he provided leadership and guidance to the Corporation based on his personal accomplishments as a successful businessman and contributions to our community. Mr. Penoyer served on several committees over the years, most recently offering his knowledge in the areas of Buildings and Grounds, Auditing, Trust Investment and the Independent Directors’ committees.

A native of Clearfield, Mr. Penoyer graduated from Clearfield Area High School before going on to earn his B.S. Degree in Civil Engineering from Pennsylvania State University.

In addition to serving on the Board for CNB Financial Corporation, Mr. Penoyer initiated the Rainbow Chapter #517 of Eastern Star in 1992 and continued an active role in that organization over the years in numerous capacities to include serving as Worthy Patron, Associate Patron, Worthy Grand Patron and Associate Grand Patron. He volunteered on the Encouragement and Motivation and the 44th Triennial Committees and is currently the Credentials Committee Chairman.

Since 1963, Mr. Penoyer was involved in many ways for the Clearfield Masonic Lodge #314. These include the Valley of Coudersport Consistory, the Jaffa Shrine in Altoona, York Forest #30, Tall Cedars of Lebanon, Red Lion Scottish Rite Club and Dr. J.M. Hyson Memorial Court #106, Order of the Amaranth.

Various other affiliations held by Mr. Penoyer include the National Society of Professional Engineers, the National Society of Highway Engineers and the American Society of Mining Engineers. He served as Past Vice President of Pennsylvania Coal Association and Past Vice President of Associated Pennsylvania Constructors. Mr. Penoyer is a Life member of NRA, a member of Sewage Enforcement Officers, is a Certified Sewage Enforcement Officer for the Commonwealth of Pennsylvania and Life member of both the Clearfield BPOE #540 and Clearfield Third Ward Hose Company.

Mr.     Penoyer has been a pilot since 1952 with commercial, instrument single and multi engine ratings. He is a member of Bethany United Methodist Church in Red Lion and resides in Clearfield with his wife, Mariel Ann (Munro). He has 11 children, 19 grandchildren and a great grandson. In addition to his family, Mr. Penoyer enjoys Civil War History and the study of Civil War Battle Fields.

During his retirement, Mr. Penoyer plans to remain active in the community, travel both land and air throughout the U.S., and play golf with Mari.

Acknowledging Mr. Penoyer’s service, William R. Owens, Chairman of the Board, stated: “Bob’s business knowledge and dedication to our community has been important to the growth achieved by the organization during his years of service. He has been an asset to CNB Financial Corp. as well as to County National Bank and will be greatly missed by the board and staff.”

County National Bank’s website is www.bankcnb.com.

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